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                                                                  EXHIBIT 23.6
                       CONSENT OF INDEPENDENT AUDITOR


  We consent to the inclusion in this registration statement on Form S-1 of our report dated June 2, 1995, except for notes 10 and 13 as to which the date is November , 1996, on our audits of the financial statements of PT RHP for the years 1994 and 1993. We also consent to the reference to our firm under the caption "experts".


Siddharta Siddharta & Harsono
Registered Public Accountants
Jakarta, November  , 1996